UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2011

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 26, 2011 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Glenn A. Britt	1,034,495,372	40,668,185	2,013,431	149,775,259
Ursula M. Burns	1,047,032,822	28,351,559	1,792,607	149,775,259
Richard J. Harrington	1,067,726,148	7,685,162	1,765,678	149,775,259
William Curt Hunter	1,066,877,303	8,456,153	1,843,532	149,775,259
Robert J. Keegan	1,056,756,435	18,680,015	1,740,538	149,775,259
Robert A. McDonald	1,046,457,769	28,977,884	1,741,335	149,775,259
N. J. Nicholas, Jr.	919,637,694	155,670,109	1,869,185	149,775,259
Charles Prince	912,042,003	163,236,568	1,898,417	149,775,259
Ann N. Reese	896,866,742	178,636,510	1,673,736	149,775,259
Mary Agnes Wilderotter	1,049,518,101	26,030,520	1,628,367	149,775,259

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2011. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
1,210,930,285	9,980,836	6,041,126	0

3. Approval, on an advisory basis, of the 2010 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2011 Proxy Statement. The 2010 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2011 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
853,219,129	217,284,130	6,673,729	149,775,259

4. Selection, on an advisory basis, of the frequency of future non-binding shareholder votes on the compensation of Registrant’s Named Executive Officers. A majority of the votes cast by Shareholders, on an advisory basis, was for a frequency of one year.

One Year	Two Years	Three Years	Abstain	No Votes
984,974,895	3,614,537	85,946,358	2,641,198	149,775,259

(c)	Not Applicable

(d)	Based on the results set forth in Item (b)(4) above, Registrant’s Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur not later than Registrant’s Annual Meeting of Shareholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DON H. LIU
Don H. Liu Senior Vice President, General Counsel and Secretary

Date: June 1, 2011